SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 20, 2004

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 20, 2004, Dynegy Inc. (“Dynegy”) issued a press release announcing that Dynegy Power Marketing, Inc. and Dynegy Power Corp., both wholly owned subsidiaries of Dynegy, and the four companies comprising West Coast Power, Dynegy’s 50-50 joint venture with NRG Energy, Inc., reached a settlement with the Federal Energy Regulatory Commission (“FERC”) staff relating to a proceeding involving certain trading strategies in western energy markets during 2000 and 2001. Under the terms of the settlement, Dynegy and West Coast Power have agreed to pay approximately $3 million, following final FERC approval, into a fund established at the U.S. Treasury for the benefit of California and Western electricity consumers.

A copy of Dynegy’s January 20th press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document

99.1	Press release dated January 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: January 21, 2004	By:	/s/ J. KEVIN BLODGETT

	Name:	J. Kevin Blodgett
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated January 20, 2004.